Exhibit (a)(1)(d)

                            NANOMETRICS INCORPORATED
                            OFFER TO EXCHANGE OPTIONS

                                 WITHDRAWAL FORM


     You previously received (i) a copy of the offer to exchange; (ii) the letter from our Chairman of the Board, Vincent J. Coates, dated November 12, 2002; and (iii) an election form. You signed and returned the election form, in which you elected to accept Nanometrics Incorporated's offer to exchange some of or all of your eligible options. You should submit this form if you now wish to change that election and REJECT Nanometrics' offer to exchange with respect to some or all of your eligible options.

     In order to withdraw your election to exchange some or all of your eligible options, you must sign, date and deliver this withdrawal form via facsimile, fax number: (408) 232-5910, or, upon prior arrangement, by hand to Agnes Francisco at Nanometrics Incorporated, 1550 Buckeye Drive, Milpitas, California 95035 by 5:00 p.m., Pacific Time, on December 13, 2002.

     You should note that if you withdraw your acceptance of the offer as to some or all of the options you previously elected to exchange, you will not receive any new options pursuant to the offer in replacement for the withdrawn options. You will keep the options that you withdraw. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between you and Nanometrics.

     You may change this election, and once again elect to exchange the withdrawn options by submitting a new election form via facsimile, fax number:
(408) 232-5910, or, upon prior arrangement, by hand to Agnes Francisco at Nanometrics Incorporated, 1550 Buckeye Drive, Milpitas, California 95035 by 5:00 p.m., Pacific Time, on December 13, 2002.

Please check the appropriate box:

[ ] I wish to withdraw ALL the options listed on my election form and instead REJECT the offer to exchange options. I do not wish to exchange any options.

OR

[ ] I wish to withdraw my election to exchange each of the options listed below (and on any additional sheets which I have attached to this form). I still wish to exchange the rest of the options listed on the election form I submitted, as well as all options granted to me since May 12, 2002:

--------------------- ------------------------ ----------------------------------------------------------------------
     Grant Date           Exercise Price             Total Number of Unexercised Shares Subject to the Option
--------------------- ------------------------ ----------------------------------------------------------------------

--------------------- ------------------------ ----------------------------------------------------------------------

--------------------- ------------------------ ----------------------------------------------------------------------

--------------------- ------------------------ ----------------------------------------------------------------------

--------------------- ------------------------ ----------------------------------------------------------------------

[ ] I have attached an additional sheet listing my name and any additional grants I wish to withdraw from the offer.


Please sign this withdrawal form and print your name exactly as it appears on the election form.


--------------------------------            ------------------------------------
Employee Signature                          Last Four Digits of Employee's
                                            Social Security Number


-----------------------------               ------------------- ----------------
Employee Name (Please Print)                E-mail Address      Date and Time


        RETURN TO AGNES FRANCISCO NO LATER THAN 5:00 P.M., PACIFIC TIME, DECEMBER 13, 2002 VIA FACSIMILE AT (408) 232-5910 (OR, UPON PRIOR
                         ARRANGEMENT VIA HAND DELIVERY)

       KEEP A COPY OF THIS FORM AND YOUR FAX CONFIRMATION FOR YOUR RECORDS

                            NANOMETRICS INCORPORATED
                            OFFER TO EXCHANGE OPTIONS

                       INSTRUCTIONS TO THE WITHDRAWAL FORM

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Withdrawal Form.

     A properly completed and executed original of this withdrawal form (or a facsimile of it), must be received by Agnes Francisco, either via facsimile, fax number (408) 232-5910 or, upon prior arrangement, via hand delivery at Nanometrics Incorporated, 1550 Buckeye Drive, Milpitas, California 95035 on or before 5:00 p.m., Pacific Time, on December 13, 2002 (referred to as the expiration date). If Nanometrics Incorporated (sometimes referred to as the Company) extends the offer, this withdrawal form must be received by Agnes Francisco by the date and time of the extended expiration of the offer.

     The delivery of all required documents, including withdrawal forms and any new election forms, is at your risk. Delivery will be deemed made only when actually received by Nanometrics Incorporated. You may fax your election form to Agnes Francisco at fax number (408) 232-5910 or, upon prior arrangement, you may hand deliver it to Agnes Francisco at Nanometrics Incorporated, 1550 Buckeye Drive, Milpitas, California 95035. In all cases, you should allow sufficient time to ensure timely delivery. It is your responsibility to ensure that your withdrawal form has been received by Agnes Francisco by the expiration date. You should be sure to keep any confirmations or receipts that you obtain when you send in your withdrawal form, such as a fax confirmation sheet.

     As noted in the offer to exchange, you may select individual option grants to be tendered for exchange. You may, if you wish, withdraw some of your options from the offer while continuing to elect others to be exchanged in the offer. Any options previously elected for exchange and not withdrawn by you will still be tendered for the entire outstanding, unexercised portion of such options. In addition, if you do not withdraw all your options from this offer, and as a result are still participating in the offer, all options granted to you since May 12, 2002 will still be deemed tendered for exchange.

     Although by submitting a withdrawal form you have withdrawn some or all of your previously tendered options from the offer, you may change your mind and re-elect to exchange the withdrawn options until the expiration of the offer. You should note that you may not rescind any withdrawal and any eligible options withdrawn will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange those options before the expiration date. Tenders to re-elect to exchange options may be made at any time before the expiration date. If the Company extends the offer beyond that time, you may re-tender your options at any time until the extended expiration of the offer. To re-elect to tender the withdrawn options, you must deliver a signed election form, dated after the date of the withdrawal form, with the required information to Agnes Francisco while you still have the right to participate in the offer. Your options will not be properly tendered for purposes of the offer unless the withdrawn options are properly re-tendered before the expiration date by delivery of the new election form following the procedures described in the instructions to the election form. This new election form must be signed and dated after your original election form and any withdrawal form you have submitted. It must be properly completed and it must list all of the options you wish to tender for exchange. Upon the receipt of such a new, properly filled out, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form.

     If you do not wish to withdraw any options from the offer, but would like to elect to tender additional options for exchange, you should not submit this withdrawal form. Instead, you must submit a new election form to Agnes Francisco before the expiration date by following the procedures described in the instructions to the election form. This new election form must be signed and dated after the date of your original election form and any withdrawal form that you have submitted. It must be properly completed, and it must include the required information regarding all of the options you wish to tender for exchange. Upon the receipt of such a new, properly filled out, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form.

     By signing this withdrawal form, you waive any right to receive any notice of the withdrawal of the tender of your options.

     2. Signatures on This Withdrawal Form.

     If this withdrawal form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

     If this withdrawal form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this withdrawal form.

     3. Other Information on This Withdrawal Form.

     In addition to signing this withdrawal form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and the last four digits of your Social Security Number for identification purposes.

     4. Requests for Assistance or Additional Copies.

     Any questions or requests for assistance may be directed to Paul Nolan, at Nanometrics Incorporated, 1550 Buckeye Drive, Milpitas, California 95035, telephone number (408) 435-9600. Any requests for additional copies of the offer to exchange or this withdrawal form may be directed to Agnes Francisco at Nanometrics Incorporated, 1550 Buckeye Drive, Milpitas, California 95035, telephone number (408) 435-9600. Copies will be furnished promptly at the Company's expense.

     5. Irregularities.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the offer will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all withdrawal forms that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the offer and any defect or irregularity in the withdrawal form, and the Company's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No withdrawal form will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with withdrawal forms must be cured within the time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in withdrawal forms, and no person will incur any liability for failure to give any such notice.

     Important: The withdrawal form (or a facsimile copy of it) together with all other required documents must be received by Agnes Francisco, on or before the expiration date.

     6. Additional Documents to Read.

     You should be sure to read the offer to exchange, all documents referenced therein, and the letter from Vincent J. Coates, dated November 12, 2002, before making any decisions regarding participation in, or withdrawal from, the offer.

     7. Important Tax Information.

     You should  refer to Section 14 of the offer to  exchange,  which  contains important U.S. federal income tax information. We also recommend that you consult with your personal advisors before deciding whether or not to participate in this offer.